                                                                   Exhibit 23(b)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57981) pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan of our report dated May 17, 2002, with respect to the 2001 financial statements of the Worthington Industries, Inc. Deferred Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


/s/ERNST & YOUNG, LLP

Columbus, Ohio
June 24, 2003

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